Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2020 Fourth Quarter and Year End Financial Results

•Record Quarterly Revenue of $29.3 million in Q4 2020, up 149% year over year and up 22% from Q3 2020
•Operating loss of $1.8 million in Q4 2020, a 74% improvement year over year
•Record Quarterly Adjusted EBITDA of $2.2 million in Q4 2020, achieving positive quarterly Adjusted EBITDA for the first time
•Full Year Revenue of $82.8 million, up 136% year over year
•2021 Outlook revenue of $100 Million
•Raised $44.9 million in Q4 2020, $41.4 million net of related fees, by completing a follow-on offering of Non-Convertible Cumulative Perpetual Preferred Stock
•Acquired LifeDojo Inc. in Q4 2020
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – March 9, 2021 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled, virtualized healthcare company, today reported its financial results for the fourth quarter and year ended December 31, 2020.

Management Commentary

“While we are extremely disappointed by the upcoming loss of our Ontrak-A contract in June 2021, we are focused on the growth opportunities ahead of us with existing and new customers," said Terren Peizer, Ontrak Chairman and CEO. “During the fourth quarter, expanded programs with existing health plans and signed contract renewals with current customers resulted in strong enrollment rates which we expect to see continue through 2021. The tailwinds to our financial performance as we enter 2021 are:

•Very rapid enrollment of members under our Ontrak-CI contract, which expanded in October 2020 and already tops 5,100 members.
•A severe shortage of quality behavioral health providers which has heightened the value of our contractual relationships with over 11,600 high quality behavioral health providers whom we train and from whom we receive valuable member progress reports. We anticipate this number to grow to approximately 15,000 in Q2, resulting in the largest qualified behavioral health provider network in the industry.
•Continued momentum in our pipeline and expansions driven by health plan customer confidence in our member engagement, evidence-based care programs and proven savings and associated ROI. Our other existing customers besides Ontrak-A have either already signed extensions or expansions with us, or are expected to in the next month.
•Record high member satisfaction levels demonstrated by an industry leading Q4 2020 Net Promoter Score of 80 for our Ontrak program versus an NPS of 74 in Q3 2020.
•The anticipated 2021 launch of Ontrak tiered care programs for the full spectrum of behavioral health needs from high to low acuity, designed to meet 100% of the behavioral health needs of those with undiagnosed and untreated behavioral health conditions.
•The anticipated 2021 launch of an expanded suite of digital programs including mobile-first depression and anxiety modules that build upon the LifeDojo platform and scale our ability to serve more members in the rapidly growing behavioral health marketplace.
•Recently signed contract expansions for LifeDojo solutions with a subsidiary of Berkshire Hathaway and Dolby.”

Mr. Peizer continued, “As a market leader in telemental health with a high-quality network of over 11,600 behavioral health provider contractual relationships in 40 states plus Washington DC, Ontrak is uniquely positioned to deliver positive and durable outcomes for not only care avoidant but also care neutral and care seeking members of our health plan partners. We have a total addressable market opportunity of over $30 billion.”

Fourth Quarter 2020 Financial Results Highlights
•Revenue for the fourth quarter of 2020 was $29.3 million, representing a 149% increase compared to the same period in 2019 and a 22% increase from the prior quarter.
•Operating loss for the fourth quarter of 2020 was $(1.8) million, yielding an operating loss margin of (6)% compared to an operating loss of $(7.0) million for the same period in 2019, yielding an operating loss margin of (60)%. Operating loss improved 39% from an operating loss of $(3.0) million in the third quarter of 2020.
•Adjusted EBITDA for the fourth quarter of 2020 was $2.2 million compared to adjusted EBITDA of $(4.6) million for the same period in 2019. Adjusted EBITDA improved sequentially by an average of $1.7 million in each of the quarters in 2020.
•Net loss for the fourth quarter of 2020 was $(3.2) million, or a $(0.27) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(8.7) million, or a $(0.52) diluted net loss per share for the same period in 2019. Net loss and diluted net loss per common share improved 43% and 25% from net loss of $(5.7) million and $(0.36) diluted net loss per share in the third quarter of 2020, respectively.
•Non-GAAP net income for the fourth quarter of 2020 was $0.3 million, or a $(0.07) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(6.4) million, or a $(0.39) non-GAAP diluted net loss per share for the same period in 2019. Non-GAAP net loss and non-GAAP diluted net loss per common share improved 109% and 65% from $(2.9) million non-GAAP net loss and $(0.20) non-GAAP diluted net loss per common share in the third quarter of 2020, respectively.
Fiscal Year 2020 Financial Results Highlights
•Revenue for the full year of 2020 was $82.8 million, representing a 136% increase from prior year.
•Operating loss for the full year of 2020 was $(14.9) million, yielding an operating loss margin of (18)% compared to an operating loss of $(20.0) million for the prior year, yielding an operating loss margin of (57)%.
•Adjusted EBITDA for the full year of 2020 was $(4.3) million compared to adjusted EBITDA of $(12.9) million for the prior year.
•Net loss for the full year of 2020 was $(22.7) million, or a $(1.44) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(25.7) million, or a $(1.56) diluted net loss per share for the prior year.
•Non-GAAP net loss for the full year of 2020 was $(12.0) million, or a $(0.82) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(18.9) million, or a $(1.15) non-GAAP diluted net loss per share for the prior year.

Fourth Quarter 2020 and Recent Operating Highlights:

•Total enrolled members, including Ontrak-A members, increased to 15,702 at the end of Q4 2020 and to 15,524 as of the date of this release.
•Gross enrollment for the two-month period ended February 28, 2021, excluding the Ontrak-A customer, was 2,683, reflecting a 60% annualized enrollment rate.
•The Company renewed its contract with one of the nation's leading health insurance providers for its Ontrak-C solution in Texas.
•The Company launched Ontrak-CI Program for a national health plan in 13 states for the three-year contract awarded in June.

•The Company launched a new 3-year partnership with the Veterans Health Administration to transform suicide prevention care in the U.S.

•The Company raised $44.9 million ($41.4 million net of underwriting fees and other offering expenses) through the issuance of 1,815,265 of 9.50% Series A Cumulative Perpetual Preferred Stock ("Series A Preferred Stock"). The non-convertible Series A Preferred Stock trades on the Nasdaq Global Market under the symbol "OTRKP."

•The Company's Board of Directors appointed Robert I. Newton as its General Counsel and Secretary.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2021, the Company provides the following outlook:

•Revenue of $100 million. Initially, we were going to guide to 100% growth with revenues of $165 million. In light of Ontrak-A, we believe we are being conservative with our $100 million revenue guidance. Of that number, over $88 million is from customers with existing contracts or in the signature phase and those health plan partners remaining with us are already contemplating further expansions. Moreover, we see tremendous upside with large plans in our pipeline. Furthermore, we are continuing to develop our strategy to regain the Ontrak-A business emphasizing our validated medical cost savings and ROI, our NPS of 80, and our clinical outcomes.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (833) 519-1269 for U.S. participants or (914) 800-3841 for international participants, and referencing conference ID #4174875. A live and archived webcast of the event will be available at
https://www.ontrak-inc.com/investors.html.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth enabled, virtualized healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. The company’s PRE™ (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who are not getting the care they need. By combining predictive analytics with human engagement, Ontrak delivers improved member health and validated outcomes and savings to healthcare payers.

The company’s integrated, technology-enabled Ontrak™ programs, a critical component of the PRE platform, are designed to provide healthcare solutions to members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Ontrak has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

Ontrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The company’s programs improve member health and deliver validated cost savings to healthcare payers of between 40 and 50 percent for enrolled members.

Learn more at www.ontrak-inc.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding: growth and market opportunities; expansions with existing customers for new contracts and renewals; rapid enrollment rates; tailwinds, including statements of our expectations related to rapid enrollment under our Ontrak-CI contract, growth in, and value of, our provider contractual relationships, momentum in our pipeline and expansions and related health plan customers’ confidence in our programs and proven savings and associated ROI, the effect of our record high member satisfaction levels, the anticipated 2021 launch of our Ontrak tiered care programs and their ability to meet the needs of 100% of those with undiagnosed and untreated behavioral health conditions, the anticipated 2021 launch of an expanded suite of behavioral health programs and their scalability to serve more members, and recently signed contract expansions for our LifeDojo solutions; and statements regarding revenue growth in 2021 and our strategy to regain the Ontrak-A business. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; intense competition and substantial regulation in the health care industry; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; high customer concentration; dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; our ability to raise additional capital when needed and our liquidity; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Forward looking statements may include statements regarding potential additional spending on behavioral health, our path towards profitability, our momentum, anticipation of 2020 headwinds becoming 2021 tailwinds, surging demand for “telemental” health services, revenue from new launches, nationwide contracts upon which to expand, significant progress towards contracting with our increasing pipeline of potential partners, our confidence in our growth strategy for 2021 and beyond, and our outlook for future revenues and Adjusted EBITDA. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, acquisition related costs, (gain) loss on change in fair value of warrant liability and write-off of debt issuance costs. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, acquisition related costs, (gain) loss on change in fair value of warrant liability and write-off of debt issuance costs. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrak-inc.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$29,251	$11,758	$82,837	$35,095
Cost of revenue	13,426	6,897	43,603	20,408
Gross profit	15,825	4,861	39,234	14,687

Operating expenses:
Research and development	4,908	1,463	12,923	5,439
Sales and marketing	1,423	1,286	4,525	4,735
General and administrative	11,318	9,109	36,709	24,527
Total operating expenses	17,649	11,858	54,157	34,701
Operating loss	(1,824)	(6,997)	(14,923)	(20,014)

Other income (expense), net	13	(21)	(1,213)	(2,598)
Interest expense, net	(2,063)	(1,665)	(7,219)	(3,047)
Loss before income taxes	(3,874)	(8,683)	(23,355)	(25,659)
Income tax benefit	645	—	645	—
Net loss	(3,229)	(8,683)	(22,710)	(25,659)
Dividends on preferred stock - declared and undeclared	(1,523)	—	(1,987)	—
Net loss attributable to common stockholders	$(4,752)	$(8,683)	$(24,697)	$(25,659)

Net loss per common share - basic and diluted	$(0.27)	$(0.52)	$(1.44)	$(1.56)

Weighted-average common shares outstanding - basic and diluted	17,472	16,590	17,112	16,418

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$86,907	$13,610
Restricted cash - current	9,127	—
Receivables, net	16,682	3,615
Unbilled receivables	4,426	2,093
Deferred costs - current	2,352	341
Prepaid expenses and other current assets	4,144	733
Total current assets	123,638	20,392
Long-term assets:
Property and equipment, net	2,273	528
Restricted cash - long-term	7,176	408
Goodwill	5,727	—
Intangible assets, net	3,561	—
Other assets	367	112
Operating lease right-of-use asset	1,959	2,415
Total assets	$144,701	$23,855

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,287	$1,385
Accrued compensation and benefits	4,723	3,640
Deferred revenue	20,954	5,803
Current portion of operating lease liability	434	374
Other accrued liabilities	9,012	2,205
Warrant liabilities	—	691
Total current liabilities	36,410	14,098
Long-term liabilities:
Long-term debt, net	45,719	31,597
Long-term operating lease liability	1,403	1,836
Long-term finance lease liabilities	418	233
Total liabilities	83,950	47,764
Commitments and contingencies

Stockholders' deficit:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 and no shares issued and outstanding at December 31, 2020 and 2019, respectively	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 17,543,218 and 16,616,165 shares issued and outstanding at December 31, 2020 and 2019, respectively	2	2
Additional paid-in capital	414,773	307,403
Accumulated deficit	(354,024)	(331,314)
Total stockholders' equity (deficit)	60,751	(23,909)
Total liabilities and stockholders' equity (deficit)	$144,701	$23,855

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(22,710)	$(25,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	8,126	5,210
Write-off of debt issuance costs	—	1,505
Paid-in-kind interest expense	3,500	—
Depreciation	303	133
Amortization	1,624	696
Deferred taxes	(654)	—
Warrants issued for services	—	43
Change in fair value of warrants	1,233	60
Change in fair value of contingent consideration	(20)	—
401(k) employer match in common shares	691	—
Deferred rent	—	(26)
Changes in operating assets and liabilities:
Receivables	(13,014)	(2,233)
Unbilled receivables	(2,333)	(2,093)
Prepaid and other assets	(5,677)	(246)
Accounts payable	(175)	888
Deferred revenue	15,057	1,608
Lease liabilities	(373)	684
Other accrued liabilities	8,140	2,529
Net cash used in operating activities	(6,282)	(16,901)

Cash flows from investing activities
Purchases of property and equipment	(1,757)	—
Acquisition of LifeDojo, net of cash acquired	(2,881)	—
Net cash used in investing activities	(4,638)	—

Cash flows from financing activities
Proceeds from issuance of preferred stock	87,359	—
Preferred stock issuance costs	(806)	—
Dividends paid	(1,241)	—
Proceeds from revolving loan	—	7,500
Repayment of revolving loan	—	(15,000)
Proceeds from A/R facility	—	36,527
Repayment of A/R facility	—	(1,938)
Proceeds from loan	10,000	1,938
Debt issuance costs	(128)	(2,813)
Debt termination related fees	—	(1,956)
Proceed from warrant exercise	133	1,128
Proceed from options exercise	6,171	1,894
Finance lease obligations	(186)	69
Financed insurance premium payments	(1,190)	—
Net cash provided by financing activities	100,112	27,349

Net change in cash and restricted cash	89,192	10,448
Cash and restricted cash at beginning of period	14,018	3,570
Cash and restricted cash at end of period	$103,210	$14,018

Supplemental disclosure of cash flow information:
Interest paid	$2,961	$870
Right of use asset obtained in exchange for lease obligation	—	2,574
Non-cash financing and investing activities:
Stock issued in acquisition of LifeDojo	$5,035	$—
Financed insurance premiums	3,344	—
Warrant issued in connection with 2024 Note	—	2,354
Reclassification of warrant liability to equity	1,924	86
Finance lease and accrued purchases of property and equipment	500	250
Contingent consideration and cash holdback relating to acquisition of LifeDojo	605	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Loss	$(1,824)	$(6,997)	$(14,923)	$(20,014)
Depreciation expense	125	25	303	133
Amortization expense (1)	392	138	874	246
EBITDA	(1,307)	(6,834)	(13,746)	(19,635)
Stock-based compensation expense	2,327	2,263	8,126	5,210
Write-off of debt issuance costs (2)	—	—	—	1,505
Acquisition related costs (3)	1,153	—	1,329	—
Adjusted EBITDA	$2,173	$(4,571)	$(4,291)	$(12,920)
Adjusted EBITDA Margin	7%	(39)%	(5)%	(37)%

Reconciliation of Net Loss to Non-GAAP Net Income (Loss); and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(3,229)	$(8,683)	$(22,710)	$(25,659)
Stock-based compensation expense	2,327	2,263	8,126	5,210
Loss on change in fair value of warrant liability	16	22	1,233	60
Write-off of debt issuance costs (2)	—	—	—	1,505
Acquisition related costs (3)	1,153	—	1,329	—
Non-GAAP net income (loss)	$267	$(6,398)	$(12,022)	$(18,884)
Dividends on preferred stock - declared and undeclared	(1,523)	—	(1,987)	—
Non-GAAP net loss attributable to common stockholders	$(1,256)	$(6,398)	$(14,009)	$(18,884)

Net loss per common share - basic and diluted	$(0.27)	$(0.52)	$(1.44)	$(1.56)
Non-GAAP net loss per common share - basic and diluted	(0.07)	(0.39)	(0.82)	(1.15)
Weighted-average common shares outstanding - basic and diluted	17,472	16,590	17,112	16,418
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Relates to the repayment and termination of our 2022 Loan in September 2019.
(3) Includes external legal, accounting, and advisory costs, as well as gain on change in fair value of continent liability related to a stock price guarantee, associated with an acquisition.